Neuberger Berman Advisers Management Trust

TRUST INSTRUMENT

Schedule A

CLASS I

Guardian Portfolio
International Equity Portfolio
Large Cap Value Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Short Duration Bond Portfolio
Socially Responsive Portfolio
U.S. Equity Index PutWrite Strategy Portfolio

CLASS S

Guardian Portfolio
International Equity Portfolio
Large Cap Value Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Real Estate Portfolio
Short Duration Bond Portfolio
Socially Responsive Portfolio
U.S. Equity Index PutWrite Strategy Portfolio

Dated: October 18, 2017